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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Act of 1934

Date of Report (Date of earliest event reported) July 12, 2001

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania 0-12204 25-1424278

(State or other (commission (I.R.S. Employer

jurisdiction File Number) Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa. 15901

(address or principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Form 8-K

Item 5. Other Events.

AMERISERV FINANCIAL Inc. (the "Registrant") announced that it has reached a definitive agreement for the sale of AmeriServ Financial's Coalport banking office to CSB Bank of Curwensville. For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

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Exhibit 99.1 Press release dated July 12, 2001, announcing that AmeriServ Financial, Inc. has reached a definitive agreement for the sale of AmeriServ Financial's Coalport banking office to CSB Bank of Curwensville.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date:July 12, 2001

Exhibit 99.1

For Information Contact: July 12, 2001

Dan Hummel, Senior Vice President

AmeriServ Financial, Inc.

(814) 533-5345 FOR IMMEDIATE RELEASE

CSB Bank Buys Coalport Office from AmeriServ Financial

JOHNSTOWN, PA , July 12 - CSB Bank President and CEO Wesley Weymers and AmeriServ Senior Vice President of Retail Banking David DeFazio today announced that their banks have reached a definitive agreement for the sale of AmeriServ Financial's Coalport banking office to CSB Bank of Curwensville. The acquisition should close before Sept. 30, 2001, subject to receipt of regulatory approval.

AmeriServ Financial has previously announced strategic plans to focus its retail brand initiative on expanding geographically eastward in Pennsylvania, and into markets with a high concentration of union activity.

"As the only AmeriServ Financial office in Clearfield County, the Coalport Office is outside our new and expanding geographic footprint which we are developing for AmeriServ Financial," said DeFazio

CSB Bank, with headquarters in Curwensville and with five banking offices already in Clearfield County, is pleased with the acquisition.

"This acquisition addresses CSB Bank's strategic needs and at the same time will allow us to grow within Clearfield County. This transaction is between two community-minded banks that want only the best for the Coalport community. At the same time, each bank moves forward with its strategic business goals. CSB Bank and AmeriServ Financial are both determined to continue uninterrupted community banking services in Coalport. This sale is good for all parties involved - including the Coalport community," said Weymers.

CSB Bank will honor all rates and terms currently in effect on all certificate of deposit accounts, with no interruption of service to customers, according to Weymers. Both banks plan to communicate with each Coalport office customer to ensure a smooth transition.

Financial terms of the Coalport office sales agreement between AmeriServ Financial and CSB Bank include the assumption of approximately $17 million of deposits at an 8.875% premium. AmeriServ Financial had factored this transaction into its previously disclosed earnings estimates for the year 2001. After the deal is finalized, AmeriServ Financial will operate 22 banking offices.

AmeriServ Financial, Inc., a financial holding company (pursuant to the Gramm-Leach-Bliley Act), is the parent of AmeriServ Financial and AmeriServ Trust & Financial Services Company in Johnstown; Standard Mortgage Corporation in Atlanta, Georgia; AmeriServ Associates, Inc. of State College; and AmeriServ Life Insurance Company in Arizona.

AmeriServ Mortgage Company also has retail mortgage operations based in Greensburg, State College, and Altoona. The AmeriServ Financial, Inc. customer reach is extensive beyond its primary dominant market of Cambria and Somerset Counties. Standard Mortgage Corporation has mortgage servicing operations in Atlanta, Georgia. AmeriServ Associates, Inc., the consulting subsidiary, has financial services industry clients that are located in Pennsylvania, Ohio, and Michigan. AmeriServ Trust and Financial Services Company, with $1.3 billion of client assets under management, has union investor clients in Pennsylvania, Ohio, Michigan, West Virginia, and Indiana. AmeriServ Financial, Inc. trades on the NASDAQ Stock Exchange under the symbol ASRV.